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                                                                      EXHIBIT 11
               OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                (Amounts in thousands, except per-share amounts)


                                                                        Three                     Six
                                                                 Months Ended June 30      Months Ended June 30
                                                                ----------------------    ----------------------
                                                                   1995        1994         1995         1994
                                                                ---------    ---------    ---------    ---------
EARNINGS PER COMMON AND COMMON
   EQUIVALENT SHARE
---------------------------------------------------------
Earnings(loss) applicable to common stock                       $ 163,648    $ (38,770)   $ 318,493    $ (95,722)
                                                                =========    =========    =========    =========

Common shares outstanding at beginning of period                  317,442      311,500      316,853      305,603
Issuance of common shares, weighted average                           307          415          709        3,484
Conversions, weighted average options exercised
   and other                                                          214           --          121           --
Repurchase of common shares                                            --          (16)         (52)         (51)
Effect of assumed exercises
   Dilutive effect of exercise of options outstanding
     and other                                                        267           --          142           --
                                                                ---------    ---------    ---------    ---------
Weighted average common stock and common stock
   equivalents                                                    318,230      311,899      317,773      309,036
                                                                =========    =========    =========    =========
Earnings(loss) per common and common equivalent
   share                                                        $   .5142    $  (.1243)   $  1.0023    $  (.3097)
                                                                =========    =========    =========    =========

                                                                 $  .51       $ (.12)      $ 1.00       $ (.31)
                                                                 ======       ======       ======       ======

FULLY DILUTED EARNINGS PER SHARE
---------------------------------------------------------
Earnings(loss) applicable to common stock                       $ 163,648    $ (38,770)   $ 318,493    $ (95,722)
Dividends applicable to dilutive preferred stock:
   $3.875 preferred stock(a)                                       14,634           --       29,269           --
   $3.00 preferred stock(a)                                         8,541           --       17,082           --
                                                                ---------    ---------    ---------    ---------
                                                                $ 186,823    $ (38,770)   $ 364,844    $ (95,722)
                                                                =========    =========    =========    =========

Common shares outstanding at beginning of period                  317,442      311,500      316,853      305,603
Issuance of common shares, weighted average                           307          415          709        3,484
Conversions, weighted average options exercised
   and other                                                          214           --          121           --
Repurchase of common shares                                            --          (16)         (52)         (51)
Effect of assumed conversions and exercises
   Dilutive effect of assumed conversion of preferred stock:
     $3.875 preferred stock(a)                                     33,186           --       33,186           --
     $3.00 preferred stock(a)                                      28,118           --       28,118           --
   Dilutive effect of exercise of options outstanding
     and other                                                        267           19          241           10
                                                                ---------    ---------    ---------    ---------
Total for computation of fully diluted earnings per share         379,534      311,918      379,176      309,046
                                                                =========    =========    =========    =========

Fully diluted earnings(loss) per share                          $   .4922    $  (.1243)   $   .9622    $  (.3097)
                                                                =========    =========    =========    =========

                                                                 $  .49       $ (.12)      $  .96       $ (.31)
                                                                 ======       ======       ======       ======


(a) Convertible securities are not considered in the calculations if the effect of the conversion is anti-dilutive.
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